Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:

(1)	Registration Statements (Form S-8 Nos. 33-95720, 33-51392 and 333-62063) pertaining to The Finish Line, Inc. 1992 Employee Stock Incentive Plan,

(2)	Registration Statement (Form S-8 No. 33-84590) pertaining to The Finish Line, Inc. Non-Employee Director Stock Option Plan,

(3)	Registration Statements (Form S-8 Nos. 333-100427 and 333-126881) pertaining to The Finish Line, Inc. 2002 Stock Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-118069) pertaining to The Finish Line, Inc. Employee Stock Purchase Plan,

(5)	Registration Statement (Form S-8 No. 333-160751) pertaining to The Finish Line, Inc. 2009 Incentive Plan, and

(6)	Registration Statement (Form S-3 No. 333-150091) of the Finish Line, Inc.

of our reports dated May 1, 2012, with respect to the consolidated financial statements of The Finish Line, Inc., and the effectiveness of internal control over financial reporting of The Finish Line, Inc. included in this Annual Report (Form 10-K) of The Finish Line, Inc. for the year ended March 3, 2012.

/s/    ERNST & YOUNG LLP

Indianapolis, Indiana

May 1, 2012